UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2012

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CYCLONE POWER TECHNOLOGIES, INC

(Exact name of registrant as specified in its charter)

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Florida	000-54449	26-0519058
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

601 NE 26th Court, Pompano Beach Florida 33064
(Address of Principal Executive Offices) (Zip Code)

(954) 943 8721
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

On October 1, 2012, Cyclone Power Technologies, Inc. (the “Company”) signed a Common Stock Purchase Agreement (the “Purchase Agreement”) with GEM Global Yield Fund Limited (“GGYF”) whereby GEM has agreed to purchase up to $2.5 million of the Company’s common stock over the following 24-month period. Under a Registration Rights Agreement concurrently signed with GGYF, the Company agreed to file an S-1 Registration Statement with the Securities and Exchange Commission (“SEC”) covering the shares that may be issued to GGYF under the Purchase Agreement.

The purchase price of the shares related to the future funding will be based on a 10% discount to the prevailing market prices of the Company’s shares at the time of sales. The Company will control the timing and amount of any sales of shares to GGYF by issuing to GGYF a draw down notice. The amount of shares that the Company may require GGYF to purchase at one time is limited to four hundred percent (400%) of the average daily trading volume for the ten (10) trading days prior to the notice. GGYF will not be obligated to purchase more than fifty percent (50%) of any amount in a draw down notice and will have the option to subscribe for up to two hundred percent (200%) of any draw down notice.

In consideration for entering into the $2.5 million Purchase Agreement, GGYF will receive a structuring fee from the Company of $37,500, payable from not more than 25% of any gross proceeds from any draw down and not later than 12 months from the date on of the Purchase Agreement. GGYF has also received common stock purchase warrants (the “Warrants”) to purchase for a period of five years up to 5,000,000 shares of Common Stock at an exercise price per share equal to $.27 per share, representing approximately a 125% premium over the current market price of the Company’s common stock. The shares underlying the Warrants are being registered in the current S-1.

The Purchase Agreement may be terminated at any time by written mutual consent. The proceeds received by the Company under the common stock purchase agreement will be used for general working capital purposes.

The foregoing description of the Purchase Agreement, Registration Rights Agreement and Warrant are qualified in their entirety by reference to the full text of those respective agreements, which will be filed with the Company’s Registration Statement on Form S-1, to be filed subsequently to this Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

10.18	Common Stock Purchase Agreement, dated October 1, 2012, by and between Cyclone and GEM Global Yield Fund Limited *
10.19	Registration Rights Agreement, dated October 1, 2012, by and between Cyclone and GEM Global Yield Fund Limited *
10.20	Warrant to Purchase Shares of Common Stock, dated October 1, 2012, by and between Cyclone and GEM Global Yield Fund Limited *

*	To be filed with the Company’s Registration Statement on Form S-1, to be filed subsequently to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 4, 2012	Cyclone Power Technologies, Inc.
	By	/s/ Harry Schoell
Name: Chairman and CEO